As filed with the Securities and Exchange Commission on March 2, 2006
Registration No. 333-___

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ARGON ST, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	38-1873250 (I.R.S. Employer Identification No.)

12701 Fair Lakes Circle, Suite 800 Fairfax, Virginia (Address of Principal Executive Offices)	22033 (Zip Code)
ARGON ST, INC. 2002 STOCK INCENTIVE PLAN
(Full title of the Plan)

(Name, address and telephone number of agent for service)
Terry L. Collins, Ph.D.
Chairman, Chief Executive Officer and President
Argon ST, Inc.
12701 Fair Lakes Circle, Suite 800
Fairfax, Virginia 22033
(703) 322-0881	(Copy to:) Jonathan F. Wolcott, Esq. Holland & Knight LLP 2099 Pennsylvania Avenue, NW Washington, DC 2000 (202) 955-3000
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered (1)(2)	Per Share (3)	Price (3)	Fee (3)
Common stock, $0.01 per value per share	1,000,000 shares	$29.22	$29,220,000	$3,127

(1)	Plus an indeterminate number of additional shares that may be issued if the anti-dilution adjustment provisions of the Plan become operative.

(2)	An aggregate of 1,946,000 shares of common stock may be offered pursuant to the Argon ST, Inc. 2002 Stock Incentive Plan (the “2002 Plan”), 946,000 of which were previously registered on Form S-8 (SEC File No. 333-103071). This Form S-8 registers 1,000,000 shares of common stock, all of which are available for future issuance pursuant to the 2002 Plan.

(3)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the Registrant’s Common Stock on The Nasdaq National Market on March 1, 2006. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this From S-8 only.

INCORPORATION OF DOCUMENTS BY REFERENCE
     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Argon ST, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-103071), with respect to the securities offered pursuant to the Company’s 2002 Stock Incentive Plan, are hereby incorporated by reference.
     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed), subsequent to the date hereof and prior to the filing of a post-effective amendment hereto indicating that all the shares of the Company’s common stock offered hereunder have been sold or which deregisters all the shares of the Company’s common stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.
EXHIBITS
     The Exhibit Index included herein is hereby incorporated by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia on February 28, 2006.

ARGON ST, INC
By:	/s/ Terry L. Collins
Terry L. Collins, Ph.D.
Chairman, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, constituting a majority of the Board of Directors of the Registrant, in the capacities indicated on February 28, 2006. Each person whose signature appears below hereby constitutes and appoints Terry L. Collins and Victor F. Sellier, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Registrant’s registration statement on Form S-8 relating to the common stock and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Signature	Title

/s/ Terry L. Collins	Chairman, Chief Executive Officer and President (Principal
Terry L. Collins, Ph.D.	Executive Officer)
Date: February 28, 2006

/s/ S. Kent Rockwell	Vice Chairman and Vice President, Corporate Development
S. Kent Rockwell	and Director
Date: February 28, 2006

/s/ Victor F. Sellier	Vice President, Business Operations, Chief Financial Officer,
Victor F. Sellier	Treasurer, Secretary and Director (Principal Financial and
Date: February 28, 2006	Accounting Officer)

/s/ Thomas E. Murdock	Vice President, Information Dominance and Director
Thomas E. Murdock
Date: February 28, 2006

/s/ David C. Karlgaard	Director
David C. Karlgaard
Date: February 28, 2006

/s/ Peter A. Marino	Director
Peter A. Marino
Date: February 28, 2006

/s/ Robert McCashin	Director
Robert McCashin
Date: February 28, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1 filed on August 26, 2002, Registration Statement No. 333-98757).

4.1.1	Certificate of Amendment to Registrant’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed October 5, 2004 covering items 2.01, 5.01, 5.02, 8.01 and 9.01 of Form 8-K).

4.1.2	Amendment, dated March 15, 2005, to the Registrant’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 5, 2005, filed May 11, 2005).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 13(a)(i) of Registrant’s Report on Form 10-KSB for the year ended September 30, 2001, Commission File No. 000-08193).

4.3	Argon ST, Inc. 2002 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A for its 2006 Annual Meeting of Stockholders, filed January 27, 2006)

5.1	Opinion of Holland & Knight LLP (filed herewith).

23.1	The consent of Holland & Knight LLP is contained in their opinion.

23.2	Consent of Grant Thornton LLP (filed herewith).

24.1	The Powers of Attorney are included in the signature pages.